Exhibit 99.1

Quantum Materials Files Annual Report and Reviews Advances in Tetrapod Quantum Dot Science

SAN MARCOS, Texas, October 16, 2013 -- Quantum Materials Corp. (OTCQB:QTMM) this week filed its annual report on Form 10-K for the year ended June 30, 2013 with the Securities and Exchange Commission. The annual report can be read at the “Link to SEC filings” at (http://qmcdots.com/press.html).

Mr. Stephen B. Squires, Founder, President and CEO of Quantum Materials Corporation said, “We are proud of our many accomplishments in the past year. The establishment of a new laboratory facility for research, development and initial production in Texas allows us to provide manufacturing clients Tetrapod Quantum Dots specifically characterized for their unique applications. We are working to secure funding to expand production capacity to volume quantities of Tetrapod Quantum Dots, while continuing to work with the increasing number of different industry sector leaders who have requested optimized Tetrapod Quantum Dot samples.”

David C. Doderer, Quantum Materials VP for R&D, added, “Quantum Materials is excited to be offering highly uniform Tetrapod Quantum Dots to a wide array of industry connections that have recently been established. Our research shows that Tetrapod Quantum Dots exhibit a unique potential to better the performance of the ‘industry standard’ spherical quantum dots. I believe that our inherent process improvements will result in higher uniformity and less defects in the near future, and will enable tailored solutions for many device applications. High material performance, combined with our ability to soon provide the industry with the commercial production they need, should well meet the increased demand for Tetrapod Quantum Dot products.”

The annual report highlights Quantum Materials' advanced Tetrapod Quantum Dots including:

• Production and tailored development of heavy-metal-free Tetrapod Quantum Dots
• Dual emission and extremely narrow emission Tetrapod Quantum Dots
• Controlled growth of the arms and legs of the Tetrapod Quantum Dots to provide potentially novel device application solutions
• Completed pilot testing of the manufacturing process’ ability to achieve higher-volume production of Tetrapod Quantum Dots
• Improved process and shelling techniques for high quantum yield Tetrapod Quantum Dots for potential applications in the life science, display and lighting markets
• Achieved measurable improvement in conversion efficiency of the Company’s Tetrapod Quantum Dot based solar cell
• Continued engagement with a variety of potential customers covering a range of applications and devices
• Ongoing development of proprietary processes and discoveries that we believe will result in additional intellectual property

About Quantum Materials Corp.
Quantum Materials Corp. manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through a proprietary production process. Tetrapod Quantum Dot semiconductors enable a new level of engineered performance for consumer and industrial products.
QMC's volume manufacturing methods assure economies of scale, reliability and uniformity to drive innovative discovery to commercial success. (http://www.qmcdots.com)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:
Art Lamstein
Director of Marketing
Quantum Materials Corp.
415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com